AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT (this “Amendment”) is effective as of May 21, 2024, and is made by and between UNIFIED SERIES TRUST, an Ohio business trust having its office and principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 (the “Trust”), and NORTHERN LIGHTS COMPLIANCE SERVICES, LLC, a Nebraska limited liability company having its office and principal place of business at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022 (“NLCS”).

WHEREAS, the parties entered into that certain Amended and Restated Consulting Agreement dated April 1, 2021, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as herein described; and

WHEREAS, Section 14. A allows the Agreement to be amended by a written agreement properly authorized and signed by both parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

I.             Amendments.

1.	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Schedule D to the Agreement hereby is deleted in its entirety and replaced with Schedule D attached hereto.

II.           Miscellaneous.

1.	Except as hereby amended, the Agreement shall remain in full force and effect.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

UNIFIED SERIES TRUST		NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:	/s/ Zachary P. Richmond	By:	/s/ Martin R. Dean
	Zachary P. Richmond		Martin R. Dean
	Treasurer		President

Schedule A

FEES

This Schedule A is part of the Amended and Restated Consulting Agreement, dated April 1, 2021 (the “Agreement”), entered into by and between Unified Series Trust (the “Trust”) and Northern Lights Compliance Services, LLC (“NLCS”). Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to them in the Agreement.

REDACTED

Signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Schedule A to the Agreement effective May 21, 2024.

UNIFIED SERIES TRUST		NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:	/s/ Zachary P. Richmond	By:	/s/ Martin R. Dean
	Zachary P. Richmond		Martin R. Dean
	Treasurer		President

Schedule D

LIST OF FUNDS

As of May 21, 2024

(Funds marked with an “*” are “Grandfathered Funds” for purposes of Schedule A of the Agreement)

Absolute Select Value ETF*

Absolute Capital Opportunities Fund

Absolute Convertible Arbitrage Fund

Absolute Flexible Fund

Absolute Strategies Fund

Appleseed Fund*

Auer Growth Fund*

Ballast Small/Mid Cap ETF*

Channel Short Duration Income Fund*

Crawford Large Cap Dividend Fund*

Crawford Small Cap Dividend Fund*

Crawford Multi-Asset Income Fund*

Dean Mid Cap Value Fund*

Dean Small Cap Value Fund*

Dean Equity Income Fund*

Efficient Enhanced Multi-Asset Fund

Fisher Investments Institutional Group Fund Family:

Fisher Investments Institutional Group Stock Fund for Retirement Plans*

Fisher Investments Institutional Group Bond Fund for Retirement Plans*

Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans*

Fisher Investments Institutional Group ESG Bond Fund for Retirement Plans*

Fisher Investments Institutional Group U.S. Small Cap Equity Fund*

Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund*

Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund*

OneAscent International Equity ETF

OneAscent Emerging Markets ETF

OneAscent Large Cap Core ETF

OneAscent Core Plus Bond ETF

OneAscent Small Cap Core ETF

Silk Invest New Horizons Frontier Fund*

Standpoint Multi-Asset Fund*

Tactical Multi-Purpose Fund*